UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2008

Date of Report (Date of earliest event reported)

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630, Bethesda, MD		20814
(Address of principal executive offices)		(Zip Code)

(301) 280-1992

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Warrant Extensions

As previously reported on January 6, 2005, RegeneRx Biopharmaceuticals, Inc. (the “Company”) entered into agreements with certain accredited investors (the “Investors”) with respect to the sale of an aggregate of approximately $5.86 million of the Company’s common stock in a private placement transaction (the “Offering”). In connection with the Offering, the Company also issued warrants to the Investors to purchase over a period of three years up to an aggregate of 451,269 shares of its common stock at $4.06 per share pursuant to warrant agreements (the “Investor Warrants”).  In addition, the Company also issued to ThinkEquity Partners L.L.C. (“ThinkEquity” and, along with the Investors, the “Warrant Holders”), which acted as placement agent in connection with the Offering, a warrant to purchase over a period of three years up to an aggregate of 11,539 shares of its common stock at $4.05 per share (the “Placement Agent Warrant” and, along with the Investor Warrants, the “Warrants”).  The Warrants, as amended, were all scheduled to expire on March 31, 2008.  Copies of the Warrants were previously filed as exhibits to the Company’s current report on Form 8-K, filed on January 6, 2005.  None of these Warrants has been exercised to date.  Effective as of March 31, 2008, the Company amended, for no additional consideration, the terms of the Investor Warrants to purchase up to 444,250 shares of its common stock to extend the expiration date of each amended Warrant to December 31, 2009.  The remaining Investor Warrants and the Placement Agent Warrant expired by their terms on March 31, 2008.  A copy of the form of amendment to the Investor Warrants is attached hereto as Exhibit 99.1.

Item                     2.02 Results of Operations and Financial Condition.

The Company is furnishing the following information:

On April 2, 2008, during a publicly available conference call in which the Company discussed its results of operations for its fiscal quarter ended December 31, 2007 and full year 2007, the Company disclosed that it incurred a cash loss of approximately $10,122,577, or $843,548 per month, in fiscal 2007.  As used on the conference call, cash loss constitutes a non-GAAP financial measure (as that term is defined in Item 10(e) of the Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”)). A statement providing a reconciliation of that non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles is included below. Management included the non-GAAP financial measure in the conference call because it believes such measure provides investors with a better understanding of the measures used by management to evaluate the Company’s financial position.

Net loss	$(11,178,158)
Adjustments to reconcile net loss to cash loss:
Depreciation and amortization	21,197
Non-cash share-based compensation	1,034,384
$(10,122,577)

The Company is furnishing the information contained in this report pursuant to “Item 2.02 Results of Operations and Financial Condition” of Form 8-K promulgated by the SEC. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act or the Securities Exchange Act of 1934, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report.

Item 3.02                                  Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by this reference.

Item 9.01                                  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Form of Amendment to Investor Warrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.
By:	/s/ C. NEIL LYONS
C. Neil Lyons
Chief Financial Officer

Date: April 4, 2008